UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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☐	Soliciting Material Pursuant to §240.14a-12

PULSE ELECTRONICS CORPORATION

(Name of Registrant as Specified In Its Charter)

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PULSE ELECTRONICS NOMINEES ENDORSED BY TWO LEADING
INDEPENDENT PROXY ADVISORY FIRMS
Firms Recommend Voting “FOR ALL” Pulse Nominees on the WHITE Proxy Card

PHILADELPHIA — May 9, 2011 — Pulse Electronics Corporation (NYSE: PULS), a leading provider of electronic components, today commented on reports issued by the two leading independent proxy advisory firms — Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) — which each recommend that shareholders vote on the WHITE proxy card “FOR ALL” of the Company’s Board of Director nominees and all other Company proposals submitted for approval at the Company’s Annual Meeting of Shareholders on May 18, 2011. The analyses and reports of these independent firms are relied upon by hundreds of major institutional investment firms, mutual and pension funds, and other fiduciaries.
Ralph Faison, Pulse Chairman and Chief Executive Officer, said, “We are pleased that both ISS and Glass Lewis recommend that Pulse shareholders vote for all of Pulse’s director nominees and recognize the inadequacy, risk and uncertainty inherent in Bel Fuse’s $6.00 per share proposal. All of Pulse’s director nominees bring important qualifications and expertise and are committed to acting in shareholders’ best interests. We urge shareholders to follow ISS and Glass Lewis’ recommendations and use the WHITE proxy card we’ve provided to elect all of Pulse’s nominees.”
In its endorsement of Pulse’s Board nominees in the report issued on May 8, 2011, ISS stated:
•	“The BEL takeover proposal is considerably lacking in certainty, particularly the credibility of a cash funding plan, and the significant risk PULS shareholders would be required to accept non-voting stock in a combined company. It is also economically unappealing: despite offering a premium to the undisturbed market price, it compares poorly to precedent transactions in the sector on key multiples and on premium offered.”
•	“Our analysis demonstrates the takeover proposal has considerable uncertainty to it — including funding risk for the cash alternative, and significant risk Pulse shareholders would be disenfranchised under the equity alternative — and is also economically unappealing compared to precedent transactions in the sector.”
•	“On balance, the external evidence suggests the board exercised appropriate stewardship by both rejecting the BEL offer for its uncertain nature and weak valuation, and by identifying a number of strategic actions, as well as the executive leadership likely to accomplish them, which should help PULS shareholders recoup the value gap between the company’s performance and its potential.”
•	“Because the board’s response appears to have been appropriate, a vote FOR the management nominees is warranted.”
In Glass Lewis’ report issued on May 4, 2011, it stated:
•	“We recognize that the primary motivation of Bel Fuse for seeking board seats here likely has more to do with its desire to complete a merger transaction with the Company.”
•	“Barring a substantially higher offer, we believe that shareholders would be better served allowing the incumbent board and management team to execute its strategic plan at this time and to reduce the Company’s debt burden before seeking potential buyers.”
Pulse’s Board unanimously recommends shareholders vote “FOR ALL” the highly qualified director candidates nominated by the Company on the WHITE proxy card by telephone, Internet or by signing, dating and returning the Company’s WHITE proxy card. Pulse urges shareholders NOT to sign any gold proxy card sent to them by Bel Fuse (NASDAQ: BELFA) (NASDAQ: BELFB). Even a withhold vote for Bel Fuse’s nominees on Bel Fuse’s proxy card will cancel any previous proxy submitted by shareholders that voted “FOR ALL” the Company’s nominees.
Shareholders who have any questions about how to vote their shares or need assistance voting their shares should contact Innisfree M&A Incorporated, Pulse’s proxy solicitor, by calling toll-free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).
Credit Suisse Securities (USA) LLC is serving as financial advisors, and SNR Denton and Buchanan Ingersoll & Rooney PC are serving as legal counsel to Pulse Electronics.
Important Information
On April 7, 2011 Pulse Electronics Corporation filed with the Securities and Exchange Commission (SEC) a definitive proxy statement in connection with its 2011 Annual Meeting. Pulse Electronics has filed with the SEC and mailed to stockholders a definitive proxy statement in connection with its 2011 Annual Meeting. Investors and stockholders are urged to read the definitive proxy statement relating to the 2011 Annual Meeting and any relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Investors and stockholders may obtain a free copy of the proxy statement and other documents (when available) that Pulse Electronics files with the SEC at the SEC’s web site at www.sec.gov and Pulse Electronics’ web site at www.pulseelectronics.com. In addition, the proxy statement and other documents filed by Pulse Electronics may be obtained from Pulse Electronics free of charge by directing a request to Pulse Electronics, Attention: Investor Relations, 1210 Northbrook Drive, Suite 470, Trevose, PA 19053.

Certain Information Regarding Participants
Pulse Electronics Corporation, its directors, director nominees and certain of its officers may be deemed to be participants in the solicitation of Pulse’s stockholders in connection with its 2011 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s definitive proxy statement for the 2011 Annual Meeting. To the extent holdings by certain participants of Pulse Electronics securities have changed since the amounts contained in the proxy statement for the 2011 Annual Meeting, such changes have been, or will be reflected, on Form 4s filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s web site at www.sec.gov and Pulse Electronics’ web site at www.pulseelectronics.com.
Safe Harbor
This press release contains statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These forward-looking statements are based on the Company’s current information and expectations. There can be no assurance the forward-looking statements will be achieved. Actual results may differ materially due to the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, those discussed in the Company’s Form 10-K for the year ended December 31, 2010 in Item 1a under the caption “Factors That May Affect Our Future Results (Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995).” All such risk factors are incorporated herein by reference as though set forth in full. The Company undertakes no obligation to update any forward looking statement.

Investor Contacts	Media Contact
Pulse Electronics Corporation	Sard Verbinnen
Jim Jacobson	Andrew Cole/Brooke Gordon/Briana Kelly
Director of Investor Relations	(212) 687-8080
(215) 942-8428

Or

Innisfree M&A Incorporated
Scott Winter
(212) 750-7271
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